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                                                                                                       EXHIBIT 12


                    MERRILL LYNCH PREFERRED CAPITAL TRUST V
                    MERRILL LYNCH PREFERRED FUNDING V, L.P.
                     COMPUTATION OF RATIOS OF EARNINGS TO
         COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                            (dollars in thousands)



                                                               FOR THE THREE MONTHS ENDED JUNE 25, 1999
                                                    ---------------------------------------------------------------
                                                    Merrill Lynch Preferred                 Merrill Lynch Preferred
                                                       Capital Trust V                         Funding V, L.P.
                                                    -----------------------                ------------------------
Earnings                                               $         15,949                        $        18,695
                                                       ================                        ===============


Fixed charges                                          $          -                            $          -

Preferred securities distribution
  requirements                                                   15,470                                 15,949
                                                       ----------------                        ---------------

Total combined fixed charges and
  preferred securities distributions                   $         15,470                        $        15,949
                                                       ================                        ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                                         1.03                                   1.17

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                                                                 FOR THE SIX MONTHS ENDED JUNE 25, 1999
                                                    --------------------------------------------------------------
                                                    Merrill Lynch Preferred                Merrill Lynch Preferred
                                                       Capital Trust V                         Funding V, L.P.
                                                    -----------------------                -----------------------
Earnings                                               $         31,897                        $        37,389
                                                       ================                        ===============


Fixed charges                                          $          -                            $          -

Preferred securities distribution
  requirements                                                   30,940                                 31,897
                                                       ----------------                        ---------------

Total combined fixed charges and
  preferred securities distributions                   $         30,940                        $        31,897
                                                       ================                        ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                                         1.03                                   1.17
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